Exhibit 15.(a).2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-11288, 333-118619 and 333-123666) of chinadotcom corporation (now CDC Corporation) of our report dated February 9, 2004 relating to the financial statements of IMI Global Holdings Ireland Limited, which appears in this Amendment No. 1 to the Annual Report (Form 20-F/A).
   /s/ PricewaterhouseCoopers LLP
Philadelphia, PA
October 4, 2005